UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 5, 2014

CUBIST PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36151	22-3192085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices, including Zip Code)

(781) 860-8660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2014, Cubist Pharmaceuticals, Inc., or Cubist, announced the appointment of Patrick Vink, 51, as Executive Vice President and Chief Operating Officer of Cubist to succeed Robert J. Perez effective January 1, 2015.  Prior to his appointment, Dr. Vink served as Cubist’s Senior Vice President and General Manager of International Business since September 2012. Additional biographical information about Dr. Vink is contained in our Proxy Statement on Schedule 14A furnished to the SEC on April 21, 2014 and incorporated by reference herein.

In connection with his appointment as Executive Vice President and Chief Operating Officer, Dr. Vink’s annual base salary has been increased from $601,000 to $650,000, effective January 1, 2015.  Dr. Vink is entitled to continue to participate in Cubist’s Management Incentive Plan, or MIP. The target cash award under the MIP for Dr. Vink is 75% of his 2015 base salary.  Dr. Vink is entitled to receive certain relocation benefits in connection with his planned move from Switzerland to the United States.  Dr. Vink will also enter into a new retention agreement with Cubist.  Below is a brief summary of the terms and conditions of Dr. Vink’s retention letter (which we will file as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2014):

•                  It has a three year term, except that in the case of a change of control (as defined in the retention letter), the term is automatically extended until two years following the change of control, if later.

•                  It provides that Dr. Vink will receive severance payments equal to 18 months of his base salary upon a termination by Cubist without cause (as defined in the retention letter).

•                  It provides that, upon a termination by Cubist without cause or by Dr. Vink for good reason (as defined in the retention letter) within 24 months following a change of control, the following will occur:

•                  Dr. Vink will receive a lump-sum severance payment equal to 18 months of his base salary plus a payment equal to the greater of his target bonus for the year in which the termination occurs and his previous year’s actual bonus payment;

•                  All of the unvested equity-based compensation held by Dr. Vink will fully vest and all restrictions thereon will lapse; and

•                  It provides that Dr. Vink will receive benefits continuation for a period of up to 18 months through reimbursement by Cubist for its portion of payments to continue health benefits.

In connection with his appointment and pursuant to Cubist’s 2014 Omnibus Incentive Plan, or 2014 Plan, Dr. Vink will be granted an option award on January 1, 2015, or the Grant Date, with a Grant Date fair value equal to $1,500,000.  The option will have a term of ten years from the Grant Date and will vest ratably on a quarterly basis over a four year period from the Grant Date, subject to Dr. Vink’s continued employment with Cubist through each vesting date.  Dr. Vink will also be granted a restricted stock unit award under the 2014 Plan as of the Grant Date for such number of shares of Cubist’s common stock which are equal in value to $750,000 based on the closing price of a share of Cubist’s common stock on December 31, 2014, which award will vest ratably on an annual basis over four years from the Grant Date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1           Press Release, dated November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cubist Pharmaceuticals, Inc.

By:	/s/ Thomas J. DesRosier
Name:	Thomas J. DesRosier
Title:	Executive Vice President, Chief Legal and Administrative Officer

Date: November 6, 2014

EXHIBIT INDEX

99.1                        Press Release, dated November 5, 2014.